Exhibit 10.2

WELL TO WIRE ENERGY INC.

Mr. George Coates                                                                                          May 02, 2008
President
Coates International Ltd.
Highway 34 and Ridgewood Road
Wall, NJ  07719

RE; WELL TO WIRE ENERGY INC.’S POWER GENERATOR REQUIREMENTS

Dear Mr. Coates:

Please be advised that Well To Wire Energy is fully funded for the manufacture and delivery of 7,404 CSRV industrial electrical generating systems (CSRV 855 in3 engine, 150 kW generator, control system & packaging) at $ 150,000 per unit for a total of  $1,110,000.00 over the next five years. The capital financing has been arranged through Canada West Corporation Finance Inc.

We are very pleased to hear that CIL plans to start production of these engines and generators in the second quarter of 2008.

We are looking forward to delivery of these generators at your earliest convenience.

If you have any questions, please contact me directly.

Regards,

/s/Bryan Campbell
Bryan Campbell
President

May 02, 2008

#17,1700 Varsity Estates Drive NW
Calgary   Alberta   T3B 2W9
Tel: (403) 288-3647              Fax: (403) 286-3696